CNG Product Purchase and Sale Agreement
                  [illegible seal: (Special seal for contract)]

Party A: Zhengzhou Zhongyou Hengran Petroleum Gas Co., Ltd.
Party B: Xi'an Xi Lan Natural Gas Co., Ltd.

Party A and Party B have reached the following agreement on the matters that Party B purchases CNG products from Party A through friendly consultation:

I. Time of agreement

This agreement has a valid term of three years from April 1, 2007 to March 31, 2010, and it can be updated or renewed if both parties agree and relevant articles concerning both parties are renegotiated.

II. Gas supply amount

The gas supply amount is 35iA10(4)Nm(3)/day in this agreement, (Party A shall notify Party B three days in advance if gas supply is not available due to "gas transportation from west to east" and internal maintenance of the station). For the part higher than 10% of the agreed gas supply amount (including 10%), Party A will not guarantee the gas supply; if Party B needs more gas than the agreed amount, Party B shall apply for it three days in advance, and both parties will discuss with each other the matters such as the gas amount and the price.

III. Metering

The meter reading on the gas-adding pillar of the mother station of Party A shall be applicable. In case of any doubt, Party B shall first perform the articles of the agreement and then put it forward for solution by both parties.

IV. CNG Price.

Party B shall be responsible for organization of transportation. The price of gas at the gas-adding pillar of each station of Party A is RMB 1.82 yuan/Nm(3) (including tax). If assistance for transportation is required, the price will be discussed otherwise.

V. [illegible]

Under any of the following circumstances during the execution of this agreement, Party A may change the gas supply amount and the gas price:

1. If the gas is not sufficient to guarantee the gas compression amount during "gas transportation from west to east", Party A may adjust the gas supply amount by notifying Party B three days in advance;

2. If gas compression can not be conducted during "gas transportation from west to east" or equipment maintenance in the station, Party A may suspend the gas supply by notifying Party B one week in advance;

3. If the price of gas is adjusted during "gas transportation from west to east", or the market supply and demand are tense, Party A may adjust the gas price by notifying Party B one week in advance.

VI. Settlement

Settlement shall be made on weekly basis. Party B shall pay RMB 2.73 million yuan (two million seven hundred thirty thousand yuan) to the account designated by Party A as the advance payment. After both parties work out the gas consumption of the previous week based on the actual gas consumption on each Monday, Party B shall make payment for the gas consumed in the previous week to Party A's account by each Wednesday.

If Party B fails to make payment till Thursday,  Party B is deemed to breach the
agreement,   and  Party  A  has  the  right  to  stop  the  gas   supply.

VII. Responsibilities and obligations of Party A

1. Party A's personnel shall fill CNG promptly according to the time specified by Party B. Party A shall guarantee the continuity of gas supply except for force majeure.

2. CNG quality shall meet the National GB18047-2000 automobile gas quality standards.

VIII. Responsibilities and obligations of Party B

1. Party B shall make advance payment and the payment for gas on schedule according to this agreement.

2. Party B shall promptly report the gas consumption amount and ensure steady gas consumption.

3. If Party B intends to further use CNG after expiration of this agreement, both parties shall consult with each other about the matters of renewal one week before expiration of this agreement.

4. If Party B intends to transport gas by itself, it must follow the dispatch of Party A as well as guarantee its transport vehicles are in conformity to the national security standards and industrial specifications.

IX. Confidentiality Either party should not disclose any article of this CNG purchase and sale agreement signed by Party A and Party B to a third party without the permission of both parties, otherwise such party will be deemed to breach the agreement.

X. Matters not included in this agreement shall be settled by both parties through consultation.

XI. Any dispute arising from execution of this agreement shall be settled by both parties through consultation.

XII. This agreement has two originals, and each party retains one.

Party A:                                          Party B:
Zhengzhou Zhongyou Hengran Petroleum Gas          Xi'an Xi Lan Natural Gas Co., Ltd.
Co., Ltd.
[stamp: Zhengzhou Zhongyou Hengran Petroleum      [stamp: Xi'an Xi Lan Natural Gas Co., Ltd.]
Gas Co., Ltd. Special seal for contract]

Representative: [illegible signature]             Representative: [illegible signature]

July 20, 2006                                     July 20, 2006

                                     [stamp: PetroChina Company Limited]


                                                 August 2, 2006

















Subject: Jingbian Project (Letter)
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CC: Natural Gas and Pipeline Branch Company, Changqing Oil Field Branch Company
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President's Office of PetroChina Company Limited     Issued on August 2, 2006
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